Exhibit 10.2

TERMINATION AND DISCHARGE
of
CONVERTIBLE NOTE AGREEMENT

This Termination and Discharge of the Convertible Note Agreement ("Agreement") dated the 2nd of February, 2009 is made and effective the 28th day of April,

BETWEEN:
Tiger Renewable Energy Ltd. (the "Company"), a corporation organized and existing under the laws of the Nevada in the United States of America, with its head office located at: Sino Favour Centre, 1 On Yip Street, Suite 1302, Chai Wan, Hong Kong,

AND:
Wellington Capital Management Inc., (the "Note Holders"), a corporation organized and existing under the laws of the Bahamas, with its head office located at: Centerville House, 4th Floor, 2nd Terrace West, Nassau, Bahamas

WHEREAS, the Note Holders are to Terminate and Discharge the Company from Convertible Note Agreement and its obligations for the 8% Convertible Promissory Notes in the aggregate sum of US$ 1,000,000 on mutual signing and fulfillment of the obligations stated in Termination Agreement of the Working Interest Purchase and Sale as attached   .

In consideration of the mutual covenants and conditions herein contained, the parties hereby agree, represent and warrant as follows:

1.	TERMINATION OF NOTES

On signing of and fulfillment of the obligations under the Termination Agreement of the Working Interest Purchase and Sale the Note Holders will Terminate and Discharge the Company of its payment and obligations under the 8% Convertible notes (hereinafter called "Notes") in the aggregate principal amount of US$ 1,000,000 which were to be dated February 1, 2009 to mature on as follows:  US$ 250,000 on April 30, 2009
$ 250,000 on May 30, 2009
$ 250,000 on June30, 2009
$ 250,000 on July 30, 2009

And to bear interest on the unpaid principal thereof at the rate of 8% per annum until maturity, payable on and with each $ 250,000 segment on the maturity dates states above and after maturity deficient balances are to bear interest at the rate of 16% per annum until paid.

2.	SECURITY INTEREST

A.
On signing of and fulfillment of the obligations under the Termination Agreement of the Working Interest Purchase and Sale, The Note Holders will discharge their continuing security interest of first priority in all of the right, title and interest of the Company in, to and under all of the Company’s property whether now existing or hereafter created or arising.

B.
On signing of and fulfillment of the obligations under the Termination Agreement of the Working Interest Purchase and Sale, The Note holders discharge its rights as the Company’s true and lawful attorney, irrevocably, with full power after the occurrence of an Event of Default as stated under the Convertible Note Agreement (in the name of the Company or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Company under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Note holders may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

3.	MISCELLANEOUS

a.
Any and all notices, approvals or other communications to be sent to the parties shall be deemed validly and properly given if made in writing and delivered by hand or by registered or certified mail, return receipt requested, and addressed to the Company at its principal office or to the Holders of the Notes at the addresses given to the Company by such Note Holders.

b.	This Agreement may not be modified, amended or terminated except by written agreement executed by all the parties hereto.

c.
The waiver of any breach or default hereunder shall not be considered valid unless in writing and signed by the party giving such notice and no waiver shall be deemed a waiver of any subsequent breach or default of same.

d.	The paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of such.

e.
The validity, construction, interpretation and enforceability of this Agreement and the Notes executed pursuant to this Agreement shall be determined and governed by the laws of the State of NEW YORK IN THE UNITED STATES OF AMERICA.

f.	This Agreement shall be binding upon and inure to the benefit of the company and its successors and assigns.

g.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, Company and Note Holders have executed this agreement on APRIL 28TH, 2009.

COMPANY	NOTE HOLDERS

Authorized Signature	Authorized Signature

Print Name and Title	Print Name and Title